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                                                                    EXHIBIT 5.01

                                December 7, 1998




Concur Technologies, Inc.
6222 185th Avenue NE
Redmond, Washington 98052

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about August 26, 1998, Amendment No. 1 to such Registration Statement filed by you with the Commission on or about October 13, 1998, Amendment No. 2 to such Registration Statement filed by you with the Commission on or about November 18, 1998 and Amendment No. 3 to such Registration Statement to be filed by you with the Commission on or about December 7, 1998 (File Number 333-62299) (collectively, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,100,000 shares of the Common Stock (the "STOCK") of Concur Technologies, Inc., a Delaware corporation (the "COMPANY"), 2,900,000 of which shares will be issued and sold by the Company and 200,000 of which shares are presently issued and outstanding and will be sold by certain selling stockholders named in the Registration Statement (the "SELLING STOCKHOLDERS").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A (File Number 000-25137) filed with the Commission on December 7, 1998;

     (3)  the Prospectuses prepared in connection with the Registration
          Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in your minute books and the minute books of your predecessors, Concur Technologies, Inc., a Washington corporation ("CONCUR WASHINGTON"), that are in our possession;

     (5) the stock records for both the Company and Concur Washington that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that were prepared by you and dated December 7, 1998);

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Concur Technologies, Inc.
December 7, 1998
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     (6)  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (7) the Letter of Transmittal and Custody Agreement and the Irrevocable Power of Attorney signed by the Selling Stockholders in connection with the sale of the Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, of the current version of the Delaware General Corporation Law (without reference to case law or secondary sources) and the existing laws of the State of California.

     Based upon the foregoing, it is our opinion that the 200,000 shares of the Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the 2,900,000 shares of the Stock to be issued and sold by the Company, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.


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Concur Technologies, Inc.
December 7, 1998
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     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                      Very truly yours,


                                      FENWICK & WEST LLP